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                                                                     Exhibit 4.2


                               AMENDMENT NO. 1 TO
                                RIGHTS AGREEMENT

         THIS Amendment No. 1, dated as of June 14, 2002 ("Amendment No. 1"), to Rights Agreement, dated as of May 8, 1997 (the "Rights Agreement"), between The BISYS Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a national banking association (the "Rights Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them as in the Rights Agreement.

         WHEREAS, Section 26 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company;

         WHEREAS, the Company's stock price has increased since the Company entered into the Rights Agreement on May 8, 1997, and the Board of Directors of the Company has determined that the exercise price of the Rights should be increased to ensure that the Rights Agreement retains its intended effect;

         WHEREAS, the Board of Directors of the Company desires to amend the Rights Agreement so that it no longer requires certain actions to be taken by "Continuing Directors";

         WHEREAS, pursuant to resolutions duly adopted on June 14, 2002, the Board of Directors of the Company adopted and authorized the amendment of the Rights Agreement as set forth below, subject to receipt of a valuation assessment from an investment banking firm indicating that the approved $175 exercise price per Right is within the range of appropriate exercise prices based on the long-term valuation of the Company over the term of the Plan, and the Board of Directors received such valuation assessment at a regular meeting of the Board of Directors held on August 15, 2002; and

         WHEREAS, the Board of Directors of the Company has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors of the Company in connection with the original adoption of the Rights Agreement.

         NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

         1. Replacement of "Continuing Director" Provisions Throughout the Agreement. Unless otherwise specified in this Amendment No. 1, all references in the Rights Agreement (including all Exhibits thereto) to "Continuing Directors" shall be deemed to be references to the "Board of Directors of the Company" and, accordingly, the Agreement is hereby amended to replace all uses of the defined term "Continuing Director(s)" with the defined term "Board."
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         2. Amendment to Section 1. Section 1 is hereby amended to: (a) delete in its entirety the defined term "Continuing Director" and the definition thereof; (b) replace the word "deem" as it appears in the fourth line of the definition of "Permitted Offer" with the word "deems"; and (c) replace the date "May 16, 2007" as it appears in the definition of "Final Expiration Date" with the date "May 16, 2012".

         3. Amendment to Section 7(b). Section 7(b) is hereby amended to: (a) delete the word "The" as it appears as the first word of the first sentence of
Section 7(b) and replace it with the phrase "On and after June 14, 2002, the";
(b) delete the word "initially" in the second sentence of Section 7(b); and (c) insert the word "thereafter" after the phrase "from time to time" in the second sentence of Section 7(b).

         4. Amendment to Section 11. Section 11 is hereby amended to: (a) delete the phrase "(which resolution shall be effective only if it is approved by a majority of the Continuing Directors)" as it appears throughout Section 11; (b) delete the phrase "(which resolution shall be effective only if it is approved by a majority of Continuing Directors)" as it appears in Section 11; and (c) replace the word "determine" as it appears in the seventh and seventeenth line of Section 11(a)(ii)(B) with the word "determines."

         5. Amendment to Section 14. Section 14 is hereby amended to delete the phrase ", which resolution shall be effective only if its approved by the Continuing Directors" as it appears throughout Section 14.

         6. Amendment to Section 22. Section 22 is hereby amended to delete the phrase "(which resolution shall be effective only if it is approved by a majority of Continuing Directors)" as it appears in Section 22.

         7. Amendment to Section 23(a). Section 23(a) is hereby amended to delete the phrase "(which resolution shall be effective only if it is approved by a majority of Continuing Directors)" as it appears in Section 23(a).

         8. Amendment to Section 26. Section 26 is hereby amended to: (a) delete the phrase "(which resolution if adopted following the Stock Acquisition Date shall be effective only if at the time of its adoption Continuing Directors constitute a majority of the number of directors then in office)" as it appears in Section 26; and (b) delete the phrase "(which resolution if adopted following the Stock Acquisition Date shall be effective only if at the time of its adoption the Continuing Directors constitute a majority of the number of directors then in office)" as it appears in Section 26.

         9. Amendment to Section 28. Section 28 is hereby amended to delete the following phrases as they appear in Section 28: (a) "(and, where specifically provided for herein, the Board and a majority of the Continuing Directors)"; (b) "(or, as expressly provided, the Board and a majority of Continuing Directors)"; and (c) "or by a majority of the Continuing Directors".

         10. Amendment to Section 34. Section 34 is hereby amended to delete the phrase


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"(which resolution shall be effective only if at the time of its adoption
Continuing Directors constitute a majority of the number of directors then in office and a majority of the Continuing Directors approve of such exchange)" as it appears in Section 34.

         11. Amendment to Exhibit A. Exhibit A is hereby amended to: (a) replace the date "May 16, 2007" in the legend with the date "May 16, 2012"; (b) delete the word "of" as it appears immediately after the phrase "(the "Purchase Price") in the ninth line of the first paragraph of Exhibit A and replace it with the phrase "which shall, on and after June 14, 2002, be"; (c) insert the phrase "(subject to adjustment from time to time thereafter as provided in Sections 11 and 13(a))" immediately after the number "175" in the tenth sentence of the first paragraph of Exhibit A; (d) insert the word "Board" in between the words "by" and "resolution" in the third line of seventh paragraph of Exhibit A; and
(e) delete the phrase "(which resolution shall, if adopted following the Stock Acquisition Date, be effective only with the approval of a majority of the Continuing Directors, and only if the Continuing Directors constitute a majority of the number of directors then in office)" as it appears in the seventh paragraph of Exhibit A.

         12. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such State.

         13. Effectiveness. This Amendment No. 1 to the Rights Agreement shall be effective as of the date hereof, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

         14. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Rights Agent have executed this Amendment No. 1 as of the date and year first written above.

Attest:                                     THE BISYS GROUP, INC.

By:                                         By: \s\ Kevin J. Dell
    --------------------------------            --------------------------------
    Name:                                       Name: Kevin J. Dell
    Title:                                      Title: Executive Vice President


Attest:                                     WACHOVIA BANK, N.A.

By:                                         By: \s\ Ted Wiener
    --------------------------------            --------------------------------
     Name:                                      Name: Ted Wiener
     Title:                                     Title: Assistant Vice President


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